Exhibit 99.1

For Release: November 1, 2011	Contact:	Wesley B. Wampler Director, Investor Relations Phone: 540-949-3447 Email: wamplerwes@ntelos.com

NTELOS Holdings Corp. Completes Separation

of Lumos Networks Corp.

Names Three New Directors to Board

WAYNESBORO, VA – November 1, 2011 – NTELOS Holdings Corp. (NASDAQ: NTLS), today announced that it has completed the separation of Lumos Networks Corp. (“Lumos Networks”) from NTELOS through a tax-free dividend involving the distribution of all Lumos Networks common stock held by NTELOS to NTELOS stockholders. Under the terms of the distribution:

•	NTELOS effected a 1-for-2 reverse stock split of NTELOS common stock, immediately prior to the distribution of Lumos Networks common stock to NTELOS stockholders.

•	In the distribution, NTELOS stockholders received one share of Lumos Networks common stock for every one share of NTELOS common stock they hold (post the reverse stock split).

On November 1, 2011, Lumos Networks is beginning “regular way” trading on The NASDAQ Stock Market LLC under the ticker symbol LMOS. Additionally, NTELOS common stock is beginning trading on a post 1-for-2 reverse stock split basis.

“This marks an important day in the history of NTELOS as we begin the business of being a stand-alone wireless carrier,” commented Jim Hyde, Chief Executive Officer of NTELOS, “I believe the change to a wireless only company will be beneficial to NTELOS, our shareholders and our employees.”

In addition, three new members, Mr. Rodney D. Dir, Mr. Jerry Elliot and Ms. Ellen O’Connor Vos, were appointed to the NTELOS Board of Directors effective at the time of the separation.

Mr. Dir is currently the President and Chief Executive Officer of Spectrum Bridge, Inc., a wireless spectrum management company. Previously, he was the Chief Operating Officer of Firethorn Holdings, Inc., a privately-held company and provider of mobile banking and mobile commerce services, which was acquired by Qualcomm Incorporated, and was also the Chief Operating Officer of Cincinnati Bell, Inc., a publicly-traded company and provider of telecommunication services.

Mr. Elliott is currently the owner of Jerry Elliott Interests, LLC, a provider of strategic capital to select businesses. His prior professional experience includes Chief Financial Officer and Chief Administrative Officer of The Weather Channel, a digital media and cable network; Chief Financial Officer of Virgin Media, a provider of wireless, cable high speed cable and wireline communication services in the United Kingdom; Chief Operating Officer and Chief Financial Officer of Cengage Learning, Inc., a digital and print provider of higher education materials; President and Chief Executive Officer of Global Signal, Inc., the owner, lessor and manager of communication towers and other communications sites; and President and Board member of Frontier Communications, a publicly-traded provider of communication services.

Ms. Vos has been employed by Grey Healthcare Group, a healthcare advertising and communications company since 1989 and has been its President and Chief Executive Officer since 1994. Previously she has held officer positions with Phase Five Communications, a medical education firm, of which she was also the founder, and with Pfizer Inc.

“We are delighted to have Rod, Jerry and Lynn join the Board of NTELOS. Their unique and diverse backgrounds, along with their operational experiences will be extraordinarily valuable to NTELOS as we continue on our journey as a leading regional wireless provider,” said Mr. Hyde.

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About NTELOS

NTELOS Holdings Corp. (NASDAQ: NTLS), operating through its subsidiaries as “nTelos Wireless” is headquartered in Waynesboro, VA, and provides high-speed, dependable nationwide voice and data coverage that’s backed by the industry’s best satisfaction guarantee. With more than 60 retail locations and operations in Virginia, West Virginia, Pennsylvania, Kentucky, Ohio, Maryland and North Carolina, the Company proudly delivers the best value in wireless. Additional information about NTELOS is available at www.ntelos.com or www.facebook.com/nteloswireless and www.twitter.com/#!/ntelos_wireless.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include the risk that the anticipated benefits from the proposed separation may be outweighed by possible negative effects of the proposed separation on NTELOS’s business operations or financial performance. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Reports filed on Forms 10-K and our Quarterly Reports on Form 10-Q.